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EXHIBIT 3.5
                                                  NUMBER: 311140
BRITISH COLUMBIA

                          CERTIFICATE

                              OF

                         CHANGE OF NAME

                          COMPANY ACT

                     I Hereby Certify that


                    KIRKSTONE VENTURES LTD.


                has this day changed its name to

                       BALATON POWER INC.


                         Issued under my hand at Victoria,
                         British Columbia on July 24, 2000



                              /s/ John S. Powell
                              JOHN S. POWELL
                              Registrar of Companies
                              PROVINCE OF BRITISH COLUMBIA
                              CANADA